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Exhibit 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use through incorporation by reference herein of (i) our report dated February 7, 2005 except as to Note 15 which is as of February 14, 2005, with respect to the consolidated balance sheets of Goldcorp Inc. as at December 31, 2004 and 2003, and the related consolidated statements of earnings, retained earnings (deficit) and cash flows for each of the years in the three year period ended December 31, 2004, and (ii) our Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences, also dated February 7, 2005 except as to Note 15 which is as of February 14, 2005. We further consent to the reference to our firm under the headings "Interest of Experts" and "Documents Filed as Part of the Registration Statement" in the prospectus.

/s/ KPMG LLP

KPMG LLP
Toronto, Canada
March 21, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM